Exhibit 1
British American Tobacco p.l.c.

Notification and public disclosure of transactions by persons discharging managerial responsibilities and persons closely associated with them

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Pei Chung Davy
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Alan Davy, Director, Operations
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Sale of shares arising as a result of a transfer of shares from nominee account into an ISA.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£41.21	486

d)	Aggregated information - Aggregated volume - Price	486 £41.21
e)	Date of the transaction	2018-03-19
f)	Place of the transaction	London Stock Exchange (XLON)
Transaction 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Purchase of shares arising as a result of a transfer of shares from nominee account into an ISA.
c)	Price(s) and volume(s)
		Price(s)	Volume(s)
		£41.21	482

d)	Aggregated information - Aggregated volume - Price	482 £41.21
e)	Date of the transaction	2018-03-19
f)	Place of the transaction	London Stock Exchange (XLON)

1	Details of the person discharging managerial responsibilities/person closely associated
a)	Name	Pei Chung Davy
2	Reason for the notification
a)	Position/status	Person closely associated with a person discharging managerial responsibilities; Alan Davy, Director, Operations
b)	Initial notification /Amendment	Initial notification
3	Details of the issuer, emission allowance market participant, auction platform, auctioneer or auction monitor
a)	Name	British American Tobacco p.l.c.
b)	LEI	213800FKA5MF17RJKT63
4	Details of the transaction(s): section to be repeated for (i) each type of instrument; (ii) each type of transaction; (iii) each date; and (iv) each place where transactions have been conducted
Transaction type 1
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of the reinvestment of dividend income.
c)	Price(s) and volume(s)
			Price(s)	Volume(s)
		1.	£49.07	105
		2.	£44.28	90
		3.	£39.00	110
		4.	£41.20	106
		5.	£26.98	164

d)	Aggregated information - Aggregated volume - Price
			Price(s)	Volume(s)
		1.	£49.07	105
		2.	£44.28	90
		3.	£39.00	110
		4.	£41.20	106
		5.	£26.98	164

e)	Date of the transaction(s)	1. 2017-10-12 2. 2018-02-13 3. 2018-05-11 4. 2018-08-13 5. 2018-12-10
f)	Place of the transaction(s)	London Stock Exchange (XLON)

Transaction type 2
a)	Description of the financial instrument, type of instrument Identification code	Ordinary shares of 25p each GB0002875804
b)	Nature of the transaction	Acquisition of shares as a result of quarterly reinvestment by ISA Manager of income received.
c)	Price(s) and volume(s)
			Price(s)	Volume(s)
		1.	£38.81	5
		2.	£41.20	5
		3.	£27.25	8

d)	Aggregated information - Aggregated volume - Price
			Price(s)	Volume(s)
		1.	£38.81	5
		2.	£41.20	5
		3.	£27.25	8

e)	Date of the transaction(s)	1. 2018-05-11 2. 2018-08-13 3. 2018-12-10
f)	Place of the transaction(s)	London Stock Exchange (XLON)

Name of officer of issuer responsible for making notification: Sophie Kerr Date of notification: 4 February 2019